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                                                                   EXHIBIT 99.1


                 AMERICAN ORIENTAL BIOENGINEERING, INC. APPLIES
                  FOR DUAL LISTING ON THE ARCHIPELAGO EXCHANGE

HONG KONG--(BUSINESS WIRE)--Nov. 9, 2005--American Oriental Bioengineering, Inc. (AMEX: AOB), an emerging Chinese company that produces and distributes a broad range of pharmaceutical and nutraceutical products, announced today that it has applied for the dual listing of its common stock on the Archipelago Exchange (ArcaEx), a facility of the Pacific Exchange.

The Company's common stock will not begin trading on the ArcaEx until the Company has been approved by the Pacific Stock Exchange and satisfied applicable regulatory requirements. The listing of the Company's common stock on ArcaEx is subject to the Company being in compliance with all applicable listing standards on the date its common stock begins trading on the exchange.

The Company's common stock is currently listed on the American Stock Exchange under the symbol "AOB."

About American Oriental Bioengineering, Inc.

American Oriental Bioengineering, Inc. (AOBO) is a leading Chinese biotechnology company that uses proprietary processes for producing soybean protein peptide more efficiently than traditional extracting techniques. These techniques are used to manufacture and formulate supplemental and medicinal products. Soybean peptides are used widely in general food, health food products and medicines, among other applications. The Company also produces Cease-Enuresis Soft Gel, the only Chinese FDA-approved first grade, prescription medicine that is specially formulated to help alleviate bed-wetting and incontinence. The Company is a leading producer of products in both the nutriceuticals and pharmaceuticals areas in China. For more information, visit http://www.bioaobo.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

         America Oriental Bioengineering, Inc.
         Lily Li, 917-838-0689 (U.S.)
         +86-451-86688139 (China)
         aobo@bioaobo.com